UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota	55102	1-800-232-6522
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On January 12, 2015, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Capital Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of its 1.550% Notes due 2018 (the “2018 Notes”) and $300,000,000 aggregate principal amount of its 2.250% Notes due 2020 (the “2020 Notes” and together with the 2018 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated January 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated January 15, 2015 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The 2018 Notes bear interest at a rate of 1.550% per annum, payable semiannually on January 12 and July 12, beginning on July 12, 2015. The 2018 Notes will mature on January 12, 2018 and are redeemable at the Company’s option in whole at any time or in part from time to time, at a make-whole redemption price specified in the Indenture.

The 2020 Notes bear interest at a rate of 2.250% per annum, payable semiannually on January 12 and July 12, beginning on July 12, 2015. The 2020 Notes will mature on January 12, 2020 and are redeemable at the Company’s option in whole at any time or in part from time to time, at a make-whole redemption price specified in the Indenture.

Under the Indenture, specified changes of control involving the Company, when accompanied by a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, constitute change of control repurchase events. Upon the occurrence of a change of control repurchase event with respect to either series of the Notes, unless the Company has exercised its option to redeem such series of Notes, it will be required to offer to repurchase them at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture). The Indenture also provides for customary events of default, which include (subject in certain cases to a customary grace and cure periods), among others, nonpayment of principal or interest on the Notes; failure to comply with certain other covenants or agreements under the Indenture; and specified events of bankruptcy or insolvency. In the case of an event of default, the trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately.

The Notes will be senior unsecured and unsubordinated obligations of the Company and will rank equally with all other senior and unsubordinated indebtedness of the Company from time to time outstanding.

The public offering price of the Notes was 99.962% of the principal amount of the 2018 Notes and 99.953% of the principal amount of the 2020 Notes. The Company received net proceeds (after deducting underwriting discounts and the Company’s offering expenses) of approximately $595.5 million and intends to use such net proceeds to repay a portion of its commercial paper borrowings.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-201445) under the Securities Act of 1933, as amended, which was filed and became effective on January 12, 2015. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated January 12, 2015, together with the accompanying prospectus, dated January 12, 2015, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the form of Notes, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or affiliates of the Company. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are agents and/or lenders on the Company’s revolving credit facility, for which they received customary compensation. Citibank, N.A. or its affiliate, Citigroup Global Markets Inc., is a joint lead arranger and co-syndication agent and a lender under the Company’s multicurrency revolving credit facility. JPMorgan Chase Bank, N.A. or its affiliate, J.P. Morgan Securities LLC, is a joint lead arranger and co-syndication agent and a lender under the Company’s multicurrency revolving credit facility.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or the Company’s affiliates.  The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Douglas M. Baker, Jr., Chairman of the Board and Chief Executive Officer of the Company, and two other directors of the Company, Joel W. Johnson and Jerry W. Levin, also serve as directors of U.S. Bancorp, the parent of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01                                           Other Information.

In connection with the issuance of the Notes pursuant to the registration statement on Form S-3 (File No. 333-201445), filed on January 12, 2015, the Company is filing a legal opinion as Exhibit 5.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This communication contains statements relating to future events and the Company’s intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements are based on the current expectations of management of the Company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company. For a further discussion of these and other risks and uncertainties applicable to the Company, see Item 1A of the Company’s Annual Report on Form 10-k for the year ended December 31, 2013, the Company’s most recent Form 10-Q, the Company’s current reports on Form 8-K filed February 27, 2014, April 14, 2014, May 9, 2014 and December 3, 2014 and the Company’s other public filings with the Securities and Exchange Commission. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01                                           Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, by and among Ecolab Inc., Citigroup Capital Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein.
Exhibit 4.1	Indenture, dated as of January 12, 2015, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.2	First Supplemental Indenture, dated as of January 15, 2015, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated January 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 15, 2015

	By:	/s/ DAVID F. DUVICK
Name: David F. Duvick
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, by and among Ecolab Inc., Citigroup Capital Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed therein.
Exhibit 4.1	Indenture, dated as of January 12, 2015, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.2	First Supplemental Indenture, dated as of January 15, 2015, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated January 15, 2015.